Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of SeqLL Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 30, 2021, relating to the consolidated financial statements of SeqLL Inc., appearing in the Prospectus, which is incorporated by reference in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

August 26, 2021